EXHIBIT 11.1
                      FHP INTERNATIONAL CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                               (unaudited)

                                                      For The
    (amounts in thousands                        Three Months Ended
    except per share data)                           March 31,

                                              1996             1995
                                         ____________      ___________
    Primary earnings (loss) per share
      attributable to Common Stock:

        Net income attributable to
          Common Stock                    $  (11,707)       $   21,815
                                         ===========       ===========
        Weighted average number of
         common shares and common
         share equivalents:

            Common Stock                      40,534            40,037
            Assumed exercise of options        1,415             1,173
                                          __________        __________
               Total shares                   41,949            41,210
                                         ===========       ===========
        Primary earnings (loss) per share
          attributable to Common Stock    $    (0.28)       $     0.53
                                         ===========       ===========
    Fully diluted earnings per share:

        Net income (loss) attributable to
         Common Stock assuming
         conversion of Series A
         Cumulative Convertible
         Preferred Stock                  $   (5,132)       $   28,382
                                         ===========       ===========
    Weighted average number of
        common shares and common
        share equivalents:

            Common Stock                      40,534            40,037
            Assumed exercise of options        1,503             1,449
            Assumed conversion of
             Series A Cumulative
             Convertible Preferred Stock      16,968            16,961
                                          __________        __________
                Total shares, assuming
                 full dilution                59,005            58,447
                                         ===========       ===========

  Fully diluted earnings (loss) per share $    (0.09)(1)    $     0.49
                                         ===========       ===========

  (1) This computation is submitted in accordance with regulation S-K,
      Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.

                                                            EXHIBIT 11.1

                      FHP INTERNATIONAL CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                               (unaudited)

                                                        For The
    (amounts in thousands,                         Nine Months Ended
    except per share data)                              March 31,

                                               1996              1995
                                         ____________     ____________
    Primary earnings per share
      attributable to Common Stock:

        Net income attributable to
          Common Stock                     $   2,926        $   51,727
                                         ===========       ===========
        Weighted average number of
         common shares and common
         share equivalents:

            Common Stock                      40,369            39,825
            Assumed exercise of options        1,069             1,274
                                          __________        __________

               Total shares                   41,438            41,099
                                         ===========       ===========
        Primary earnings per share
          attributable to Common Stock     $    0.07         $    1.26
                                         ===========       ===========
    Fully diluted earnings per share:

        Net income attributable to
         Common Stock assuming
         conversion of Series A
         Cumulative Convertible
         Preferred Stock                   $  22,716         $  70,384
                                         ===========       ===========
        Weighted average number of
          common shares and common
          share equivalents:

            Common Stock                      40,369            39,825
            Assumed exercise of options        1,550             1,578
            Assumed conversion of
             Series A cumulative
             Convertible Preferred Stock      16,968            16,961
                                          __________        __________
                Total shares, assuming
                 full dilution                58,887            58,364
                                         ===========       ===========

      Fully diluted earnings per share    $     0.39(1)      $    1.21
                                         ===========       ===========

  (1) This computation is submitted in accordance with regulation S-K,
      Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.